Exhibit 99.3
MARRIOTT AND STARWOOD UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

On September 23, 2016, Marriott International, Inc. (“Marriott”) and Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) completed the merger contemplated by the Agreement and Plan of Merger (the “Original Merger Agreement”) which was subsequently amended on March 20, 2016 (the “Amended Merger Agreement” and together with the original merger agreement, the “Merger Agreement”). Pursuant to the Merger Agreement, Marriott combined with Starwood on September 23, 2016 through a series of transactions (the “Combination Transactions”). As a result of the Combination Transactions, Starwood is an indirect wholly owned subsidiary of Marriott. On May 11, 2016, Starwood completed a series of transactions with Interval Leisure Group, Inc. (“ILG”) providing for the spin-off of Starwood’s vacation ownership business Vistana Signature Experiences, Inc. (“Vistana”) from Starwood, and Vistana subsequently merged with ILG (the “Vistana-ILG transactions”). For purposes of this unaudited pro forma condensed combined financial statement and the notes hereto, the Combination Transactions and Vistana-ILG transactions are referred to collectively as the “Transactions.”
This unaudited pro forma condensed combined financial statement gives effect to the Transactions (the “Pro Forma Combined”). Specifically, Marriott presents the pro forma consolidated statement of income for the nine months ended September 30, 2016 as if the Transactions had occurred on January 1, 2016.
In order to make this unaudited pro forma condensed combined financial statement easier to read, Marriott refers throughout to this unaudited pro forma condensed combined financial statement, associated adjustments, and related information as the “pro forma financial statement” throughout this document. This financial statement and related information are condensed and unaudited, and also combined, except where such information by its presentation or context applies only to Marriott or Starwood.
The pro forma financial statement is based on, and should be read in conjunction with, the following separate historical consolidated financial statements and accompanying notes of Marriott and Starwood for the applicable periods:

•	Starwood financial statements for the six months ended June 30, 2016 (incorporated by reference in this current report); and

•	Marriott financial statements for the nine months ended September 30, 2016 in its Quarterly Report on Form 10-Q.

MARRIOTT INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2016
(Millions of U.S. Dollars, except per share amounts)

	Marriott Historical	Starwood Historical Adjusted (Note 7)	Reclassifications (Note 6)	Pro Forma Adjustments (Note 5)	Notes (Note 5)	Pro Forma Combined
REVENUES
Base management fees	$538	$—	$266	$—		$804
Franchise fees	692	—	240	—		932
Incentive management fees	276	—	137	—		413
Management fees, franchise fees and other income	—	805	(805)	—		—
Owned, leased, and other revenue	771	780	54	—		1,605
Residential sales and services	—	5	(5)	—		—
Cost reimbursements	9,339	1,950	55	1,929	(n)	13,273
	11,616	3,540	(58)	1,929		17,027
OPERATING COSTS AND EXPENSES
Owned, leased, and other-direct	533	604	—	(1)	(i)
				1	(l)	1,137
Residential and other	—	1	(1)	—		—
Depreciation, amortization and other	97	178	(55)	(25)	(a)
				(1)	(d)
				42	(e)	236
General, administrative, and other	470	254	6	(2)	(g)	728
Merger-related costs and other charges	250	103	—	(96)	(g)	257
Reimbursed costs	9,339	1,950	55	1,929	(n)	13,273
	10,689	3,090	5	1,847		15,631
OPERATING INCOME (LOSS)	927	450	(63)	82		1,396
Gains (losses) and other income	3	—	(46)	(63)	(f)	(106)
Interest expense, net	(137)	(70)	—	(35)	(b)
				20	(h)
				13	(g)	(209)
Equity in earnings (losses)	8	24	—	(9)	(m)	23
Gain (loss) on asset dispositions and impairments, net	—	(109)	109	—		—
INCOME (LOSS) BEFORE INCOME TAXES	801	295	—	8		1,104
Provision for income taxes	(265)	(166)	—	10	(c)
				(3)	(j)	(424)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$536	$129	$—	$15		$680
EARNINGS PER SHARE-Basic
Earnings per share from continuing operations	$2.08				(k)	$1.75
EARNINGS PER SHARE-Diluted
Earnings per share from continuing operations	$2.04				(k)	$1.72
Weighted average shares outstanding—basic (in millions)	258.3				(k)	388.8
Weighted average shares outstanding—diluted (in millions)	262.7				(k)	394.4
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT GIVING EFFECT TO THE TRANSACTIONS
Note 1. Basis of Presentation
The accompanying pro forma statement of income reflects the impact of the Transactions on Marriott’s consolidated statement of income. The pro forma consolidated statement of income is based on the historical financial statements and accounting records of Marriott and Starwood, giving effect to the Combination Transactions-related reclassifications and pro forma adjustments as described in these notes. Marriott presents the effect of the Vistana-ILG transactions, which includes the effects of the License, Service and Development Agreement entered into on May 11, 2016 upon completion of the Vistana-ILG transactions (the “Vistana Agreement”) on Starwood's historical consolidated statement of income in Note 7, “Starwood Historical Adjusted.”
Marriott presents the pro forma consolidated statement of income for the nine months ended September 30, 2016 as if the Transactions occurred on January 1, 2016.
Marriott has adjusted the historical consolidated statements of income of Marriott and Starwood to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.
On September 23, 2016 (the "Closing Date"), Marriott completed the Combination Transactions. Marriott prepared the pro forma statement of income for the Combination Transactions using the acquisition method of accounting under existing U.S. GAAP, with Marriott as the acquiror in the Combination Transactions for accounting purposes. Under the acquisition method of accounting, Marriott measured the total purchase price (consideration transferred) as described in Note 3, “Consideration Transferred,” using the market price of Marriott common stock and number of outstanding shares of Starwood common stock and equity-based awards as of the Closing Date. Marriott based the underlying tangible and intangible assets acquired and liabilities assumed on their respective estimated fair market values at the Closing Date, with any excess purchase price allocated to goodwill. During the measurement period, Marriott will continue to obtain information to assist in determining the fair value of assets acquired and liabilities assumed, which may differ materially from these preliminary estimates.
The pro forma statement of income is preliminary and has been prepared solely for the purpose of providing pro forma financial statements prepared in accordance with the rules and regulations of the SEC. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the pro forma financial statements and the combined company’s future results of operations.
Acquisition related transaction costs (e.g., investment banking, advisory, legal, valuation, and other professional fees) and certain merger-related costs and charges have not been included as a component of consideration transferred as they must be expensed as incurred. Total transaction costs incurred-to-date are approximately $139 million and Marriott estimates that remaining transaction costs will be approximately $10 million. The pro forma statement of income removes nonrecurring transaction costs incurred by both companies of $96 million for the nine months ended September 30, 2016. Marriott has not presented these remaining transaction costs in the pro forma statement of income because they will not have a continuing impact on the results of the combined company. The costs that Marriott and Starwood may ultimately incur could differ materially from this amount.
In order to prepare the pro forma statement of income, Marriott performed a preliminary review of Starwood’s accounting policies to identify significant differences. Marriott is currently conducting a detailed review of Starwood’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of Starwood’s results of operations, assets or liabilities to conform to Marriott’s accounting policies and classifications. As a result of that review, Marriott may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements.
Marriott presents the pro forma statement of income for informational purposes only and the pro forma statement of income is not necessarily indicative of what the combined company’s results of operations would actually have been had the Transactions been completed on the date indicated. In addition, the pro forma statement of income does not purport to project the future operating results of the combined company. There were no material transactions between Marriott and Starwood during the period presented in the pro forma financial statements that would need to be eliminated.

The pro forma statement of income does not reflect any cost savings that Marriott expects to realize. Marriott expects to deliver approximately $250 million in annual cost savings on a stabilized basis as a result of the Combination Transactions by leveraging operating and general and administrative efficiencies. Although Marriott’s management expects that costs savings will result from the Combination Transactions, Marriott cannot assure you these cost savings will be achieved.
The pro forma statement of income also does not include any adjustment for costs that may result from integration activities, since management has not completed the process of making these assessments. Significant costs may ultimately be recorded for additional employee severance or relocation, costs of vacating some facilities and costs associated with other exit and integration activities.
Note 2. The Combination Transactions
On the Closing Date, Starwood stockholders received 0.80 shares of Marriott common stock and $21.00 in cash for each share of Starwood common stock. Based on the $68.44 per share closing price of Marriott common stock on the Closing Date, the consideration Starwood stockholders received in the Combination Transactions has a value of approximately $75.75 per Starwood share, or approximately $11,698 million in the aggregate, net of cash acquired. Additionally, Marriott assumed Starwood equity-based awards outstanding at the Closing Date. Starwood equity-based awards were converted into equity-based awards for Marriott common stock, after giving effect to the equity award exchange ratio (this term, along with other terms discussed below, is defined in the original merger agreement, included as Exhibit 2.1 to Form 8-K filed by Marriott on November 16, 2015).
Note 3. Consideration Transferred

Preliminary Purchase Price (in millions, except per share data)
Equivalent shares of Marriott common stock issued in exchange for Starwood outstanding shares (a)	134.4
Marriott common stock price as of the Closing Date	$68.44
Fair value of Marriott common stock price as of the Closing Date	9,198
Cash consideration to Starwood stockholders, net of cash acquired of $1,116 (b)	2,412
Fair value of Marriott equity-based awards issued in exchange for vested Starwood equity-based awards (c)	88

Total consideration transferred, net of cash acquired	$11,698

(a)	Represents 168.0 million outstanding shares of Starwood common stock as of the Closing Date multiplied by the exchange ratio.

(b)
Represents the cash paid to Starwood stockholders of $3,528 million based on the 168.0 million outstanding shares of Starwood common stock as of the Closing Date multiplied by $21.00 netted with the Starwood cash and cash equivalents of $1,116 million at September 23, 2016.

(c)
Represents the fair value of Starwood equity-based awards for pre-Combination Transactions services. Under acquisition accounting, the fair value of replacement awards attributable to pre-Combination Transactions services are to be included in the consideration transferred.

Note 4. Preliminary Allocation of Consideration Transferred to Net Assets Acquired

The following table presents our preliminary estimates of fair values of the assets that we acquired and the liabilities that we assumed. Our preliminary estimates are based on the information that was available as of the Closing Date. We are continuing to evaluate the underlying inputs and assumptions used in our valuations. Accordingly, these preliminary estimates are subject to change during the measurement period, which is up to one year from the Closing Date.

(in millions)
Consideration transferred, net of cash acquired	$11,698
Working capital	(115)
Property and equipment	2,045
Identifiable intangible assets	8,573
Equity and cost method investments	648
Other noncurrent assets	207
Deferred income taxes, net	(1,845)
Guest loyalty program	(1,647)
Debt	(1,876)
Other noncurrent liabilities	(518)
Net assets acquired	5,472
Goodwill	$6,226

The purchase price was computed using the value of Marriott common stock and number of outstanding shares of Starwood common stock and equity-based awards on the Closing Date. Marriott based the underlying tangible and intangible assets acquired and liabilities assumed on their respective estimated fair market values at the Closing Date, with any excess purchase price allocated to goodwill. During the measurement period, Marriott will continue to obtain information to assist in determining the fair value of assets acquired and liabilities assumed, which may differ materially from these preliminary estimates. As a result, goodwill could differ significantly from the current estimate, which could materially impact the pro forma financial statements.
Note 5. Pro Forma Adjustments

(a)	Reflects the reversal of amortization expense of $25 million for the period from January 1, 2016 to September 22, 2016 related to the elimination of Starwood's Historical Adjusted intangible assets.

(b)
In the 2016 second quarter, in connection with the Combination Transactions, Marriott issued $475 million of 2.30% fixed rate Senior Notes due 2022 and $475 million of 3.125% fixed rate Senior Notes due 2026 to finance a portion of the cash component of the consideration paid to Starwood shareholders. During the 2016 third quarter, Marriott also incurred $2,578 million in borrowings under its credit facility with a variable interest rate of 1.10% to finance the remaining portion of the cash consideration paid to Starwood shareholders. This adjustment reflects interest expense of $35 million for the period from January 1, 2016 to September 22, 2016 for the $3,528 million in debt issued in connection with the Combination Transactions with a weighted average interest rate of 1.54%, including amortization of debt issuance costs of $3 million for the period from January 1, 2016 to September 22, 2016, over the 5.67 year weighted-average maturity.

(c)
Reflects elimination of Starwood Historical Adjusted tax provision of $10 million for the period from January 1, 2016 to September 22, 2016 due to prepaid income taxes from intercompany sales of intangible assets.

(d)
Reflects an adjustment to Starwood Historical Adjusted depreciation expense for property and equipment to be held and used of $1 million for the period from January 1, 2016 to September 22, 2016. This adjustment was related to the step up in the fair values of the acquired property and equipment and on a straight line basis, divides the step up portion assigned to these assets by the estimated remaining useful lives.

Marriott estimated the fair value of Starwood’s owned and leased properties by considering a combination of the income and market approaches. The owned and leased properties include land, buildings & improvements and furniture, fixtures and equipment at hotels owned by Starwood and at Starwood's leased hotels and office locations, including Starwood’s leased Stamford, Connecticut headquarters.

(e)
Reflects an adjustment to Starwood Historical Adjusted amortization expense of $42 million for the period from January 1, 2016 to September 22, 2016 for Starwood's finite lived intangible assets. The following table presents our preliminary estimate of the fair value of those intangible assets and their related average estimated useful lives:

	Estimated Fair Value (in millions)	Average Estimated Useful Life (in years)
Brands	$6,400	indefinite
Management and Operating Lease Agreements	1,394	20-30
Franchise Agreements	729	20-80
Loyalty Program Marketing Rights	50	25-30
	$8,573
Starwood’s identifiable intangible assets include brands, management agreements, operating lease agreements, franchise agreements, and the loyalty program marketing rights. Starwood owns, operates, and in some cases franchises hotels under the St. Regis, The Luxury Collection, W, Westin, Le Méridien, Sheraton, Four Points, Aloft, Tribute and Element brand names. Management, operating and franchise agreements, including the associated pipelines, represent contract based intangible assets. Loyalty Program Marketing Rights represent a contract-based asset associated with fees Starwood receives from affiliation partnerships. Franchise agreements include the Vistana Agreement, an exclusive, 80-year global license agreement with Vistana, which represents a contract-based asset associated with the Vistana-ILG transactions.
Marriott estimated the value of Starwood’s brands using the relief-from-royalty method, which applies an estimated royalty rate to forecasted future cash flows, discounted to present value. We estimated the value of management, franchise, and lease agreements using the multi-period excess earnings method, which is a variation of the income approach. This method estimates an intangible asset’s value based on the present value of the incremental after-tax cash flows attributable to the intangible asset. These valuation approaches utilize Level 3 inputs, and we continue to review Starwood’s contracts and historical performance in addition to evaluating the inputs, including the discount rates and growth assumptions, which could result in changes to these provisional values. Marriott will record amortization expense assuming a straight-line basis over the expected life of the finite lived intangible assets, which approximates expected future cash flows.

(f)	Reflects the elimination of Starwood amortization of deferred gains of $63 million for the period from January 1, 2016 to September 22, 2016, which arose from historical asset sales.

(g)
Elimination of nonrecurring transaction costs from General, administrative, and other and Merger-related costs and other charges (credits), net of $2 million and $96 million, respectively, for the period from January 1, 2016 to September 22, 2016. Transaction costs incurred-to-date for the Combination Transactions are approximately $139 million, and Marriott estimates that remaining transaction costs will be approximately $10 million. Transaction costs include fees for investment banking, advisory, legal, valuation, and other professional fees. As the transaction costs will not have a continuing impact, Marriott has eliminated the transaction costs in the pro forma statement of income. Additionally, Marriott eliminated $13 million of nonrecurring fees from Interest expense, net in the pro forma statement of income for the period from January 1, 2016 to September 22, 2016 related to the bridge loan fees.

(h)	Reflects the adjustment to decrease interest expense related to fair value adjustments for the Starwood Historical debt.

(i)	Elimination of Starwood Historical amortization of deferred rent related to properties leased by Starwood.

(j)
Reflects the estimated income tax expense for the adjustments shown in the pro forma statements of income. Marriott calculated a decrease in tax expense of $3 million for the period from January 1, 2016 to September 22, 2016 using an estimated statutory tax rate of 32%. The estimated statutory rate of 32% neither reflects Marriott’s nor the combined company’s effective tax rate, which includes the impact of nondeductible expenses, tax audits and other permanent items as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(k)	The following table shows our calculation of pro forma combined basic and diluted earnings per share for the nine months ended September 30, 2016:

Earnings per share (in millions, except per share data)	Nine Months Ended September 30, 2016
Pro forma net income from continuing operations	$680
Basic weighted average Marriott shares outstanding	254.4
Starwood shares converted to Marriott shares (i)	134.4
Pro forma basic weighted average shares outstanding	388.8
Dilutive effect of securities:
Employee stock option and appreciation right plans	1.8
Deferred stock incentive plans	0.5
Restricted stock units	2.1
Marriott equity-based awards	4.4
Starwood equity-based awards converted to Marriott equity-based awards (i)	1.2
Pro forma diluted weighted average shares outstanding	394.4
Pro forma basic earnings per share from continuing operations	$1.75
Pro forma diluted earnings per share from continuing operations	$1.72

(i)
Represents the number of shares of Marriott Class A common stock issued to Starwood stockholders based on the number of shares of Starwood common stock outstanding as of the Closing Date and after giving effect to the exchange ratio as determined in the merger agreement. Starwood common stock outstanding was 168.0 million as of the Closing Date.

(l)	Reflects amortization to rent expense of $1 million for the period from January 1, 2016 to September 22, 2016 related to the lease liability due to unfavorable lease terms relative to market.

(m)
Reflects an adjustment to Starwood Historical equity in earnings from investments in joint ventures accounted for under the equity method as of September 30, 2016. Marriott estimated the fair value of those investments using a combination of the income and market approaches based on Starwood's pro-rata share of the equity of the venture, after any outstanding mortgage debt on the properties. Excluding the amount attributable to land, the step up is amortized on a straight-line basis over the underlying assets' estimated useful lives when calculating equity method earnings attributable to Marriott.

(n)	Adjustment to conform presentation of certain Starwood expenses charged back to North American managed hotels to Marriott's accounting policies.
Note 6. Reclassifications
Statements of income reclassifications—Marriott has made the following reclassifications to the Starwood Historical Adjusted statements of income to conform to Marriott’s presentation.

(i) To adjust Starwood Historical Adjusted management fees, franchise fees and other income:

(in millions)	January 1, 2016 to September 22, 2016
Starwood management fees, franchise fees and other income	$(805)
REVENUES
Base management fees	266
Franchise fees	240
Incentive management fees	137
Owned, leased, and other revenue	49
Cost reimbursements	55
OPERATING COSTS AND EXPENSES
Depreciation, amortization and other	55
General, administrative, and other	(5)
Reimbursed costs	(55)
Gains (losses) and other income (deferred gains)	63
$805
(ii) For the period from January 1, 2016 to September 22, 2016, to reclassify Starwood Historical Adjusted residential sales and services revenues of $5 million to Owned, leased, and other and Starwood Historical Adjusted residential expenses of $1 million to General, administrative, and other.
(iii) To adjust Starwood Historical Adjusted Loss on asset dispositions and impairments, net:

(in millions)	January 1 to September 22, 2016
Starwood gain (loss) on asset dispositions and impairments, net	$(109)
OPERATING INCOME
Gains (losses) and other income	(109)
Equity in earnings (losses)	—
$(109)

Note 7. Starwood Historical Adjusted

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
GIVING EFFECT TO THE VISTANA-ILG TRANSACTIONS
PERIOD FROM JANUARY 1, 2016 TO SEPTEMBER 22, 2016
(Millions of U.S. Dollars)

	Starwood Historical	Transaction- Related Adjustments	Notes	Starwood Historical Adjusted
Revenues
Owned, leased and consolidated joint venture hotels	$780	$—		$780
Residential sales and services	5	—		5
Management fees, franchise fees and other income	790	15	(b)	805
Other revenues from managed and franchised properties	1,937	13	(c)	1,950
	3,512	28		3,540
Costs and Expenses
Owned, leased and consolidated joint venture hotels	604	—		604
Residential and other	1	—		1
Selling, general, administrative and other	254	—		254
Restructuring and other special charges (credits), net	103	—		103
Depreciation	153	—		153
Amortization	25	—		25
Other expenses from managed and franchised properties	1,937	13	(c)	1,950
	3,077	13		3,090
Operating income	435	15		450
Equity earnings and gains from unconsolidated ventures, net	24	—		24
Interest expense, net of interest income	(67)	(3)	(d)	(70)
Gain (loss) on asset dispositions and impairments, net	(109)	—		(109)
Income from continuing operations before taxes and noncontrolling interests	283	12		295
Income tax expense	(161)	(5)	(a)	(166)
Income (loss) from continuing operations	$122	$7		$129
See accompanying notes which follow.

Basis of Presentation
On May 11, 2016, Starwood completed the spin-off of Vistana from Starwood and Vistana merged with ILG. The results related to the operations of Vistana, including the related tax impacts, were reclassified to discontinued operations for the period from January 1, 2016 to September 22, 2016 and are excluded from the Starwood Historical Adjusted statement of income. The Starwood Historical Adjusted statement of income is presented as if the Vistana-ILG transactions occurred on January 1, 2016. Under the Vistana Agreement, Starwood granted an exclusive long-term license to Vistana to use the Westin and Sheraton brands in the vacation ownership business, and to use the St. Regis and The Luxury Collection brands in connection with the existing St. Regis and The Luxury Collection fractional residence properties, in exchange for a license fee consisting of a fixed $30 million annual payment (adjusted every five years by an inflation factor) and certain variable fees based on sales volumes. Marriott reflects the effects of the Vistana Agreement as those amounts are factually supportable, directly attributable to the transaction and expected to have a continuing effect on the combined statements of income.
Marriott has presented the pro forma statement of income for informational purposes only and the pro forma statement of income is not necessarily indicative of what the Starwood Adjusted Historical results of operations would actually have been had the Vistana-ILG transactions been completed on January 1, 2016.
The pro forma statement of income reflects the following adjustments for the Vistana-ILG transactions:

(a)
Marriott determined the income tax impact of the Vistana-ILG transactions pro forma adjustments by applying an estimated statutory tax rate of 38.5% to the pre-tax amount of the Vistana-ILG transactions related pro forma adjustments.

(b)
Adjustment of $15 million for the period from January 1, 2016 to September 22, 2016 primarily to reflect fixed and variable components of the royalty fees Starwood would have received from ILG under the Vistana Agreement. Under the terms of the Vistana Agreement, Vistana pays Starwood an annual base royalty fee of $30 million, which is adjusted every five years for inflation, compounded annually. In addition, Vistana pays Starwood a variable royalty fee equal to two percent of the gross sale price of sales of vacation ownership interests that are identified with or use the Starwood brands.

(c)
Includes cost reimbursements of $13 million for the period from January 1, 2016 to September 22, 2016 for salaries, wages, and benefits and reservations, marketing, and other centralized services related to the five hotels and the Vistana vacation ownership properties included in the Vistana-ILG transactions. In connection with the Transactions, Vistana has agreed to reimburse Starwood for certain of those expenses at cost with no added margin.

(d)	Adjustments to reverse capitalized interest expense of $3 million for the period from January 1, 2016 to September 22, 2016 related to construction of vacation ownership inventory.